Exhibit 99.1

Description of Capital Stock

The description of the capital stock of Carrizo Oil & Gas, Inc. (the “Company,” “we” or “us”) contained herein is a summary and is not intended to be complete. For a complete description of our capital stock, please read our amended and restated articles of incorporation and our amended and restated bylaws, which have been filed with the SEC.

General

Our authorized capital stock consists of (1) 90,000,000 shares of common stock, par value $0.01 per share, and (2) 10,000,000 shares of preferred stock, par value $0.01 per share. 34,929,735 shares of our common stock and no shares of preferred stock were outstanding as of December 6, 2010.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters on which such shareholders are permitted to vote. The holders of our common stock have no preemptive rights to purchase or subscribe for our securities, and our common stock is not convertible or subject to redemption by us.

Subject to the rights of the holders of any class of our capital stock having any preference or priority over our common stock, the holders of our common stock are entitled to dividends in such amounts as may be declared by our board of directors from time to time out of funds legally available for such payments and, if we are liquidated, dissolved or wound up, to a ratable share of any distribution to shareholders, after satisfaction of all our liabilities and the prior rights of any outstanding class of our preferred stock.

American Stock Transfer & Trust Company is the registrar and transfer agent for our common stock. Our common stock is listed on the Nasdaq Global Select Market under the symbol “CRZO.”

Preferred Stock

Our board of directors has the authority, without shareholder approval, to issue shares of preferred stock in one or more series, and to fix the number of shares and terms of each such series. We have no present plan to issue shares of preferred stock.

The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for other securities of ours or any other entity;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The issuance of shares of preferred stock could adversely affect the voting power of holders of our common stock, discourage an unsolicited acquisition proposal or make it more difficult for a third party to gain control of the Company. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction or facilitate a business combination by including voting rights that would provide a required percentage vote of the shareholders. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our shareholders, the board could act in a manner that would discourage an acquisition attempt or other transaction that some of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of the stock. Our board of directors does not presently intend to seek shareholder approval prior to any issuance of currently authorized stock unless otherwise required by law or the rules of the NASDAQ Stock Market LLC.

Special Meetings

Our articles of incorporation provide that special meetings of our shareholders may be called only by the chairman of our board of directors, our president, a majority of our board of directors or by shareholders holding not less than 50% of our outstanding voting stock.

Voting

Our common stock does not have cumulative voting rights. Accordingly, holders of a majority of the total votes entitled to vote in an election of directors will be able to elect all of the directors, subject to any voting rights of a specific class or series of stock.

Our articles of incorporation or Texas law requires the affirmative vote of holders of:

•

66 2/3% of the outstanding shares entitled to vote on the matter to approve mergers, consolidations, share exchanges, liquidations, terminations or dispositions of all or substantially all of our assets to the extent, for each of the foregoing transactions, that a shareholder vote is required under Texas law; and

•	a majority of the outstanding shares entitled to vote on the matter to approve any amendment to our articles of incorporation for which a shareholder vote is required.

The foregoing vote requirements are subject to the rights any class or series may have to separately vote on such matters as a class or series.

Our bylaws provide that shareholders who wish to nominate directors or to bring business before a shareholders’ meeting must notify us and provide pertinent information at least 80 days before the meeting date, or within 10 days after public announcement pursuant to our bylaws of the meeting date, if the meeting date has not been publicly announced at least 90 days in advance.

Our articles of incorporation and bylaws provide that no director may be removed from office except for cause and upon the affirmative vote of the holders of a majority of the votes entitled to be cast in the election of our directors. The following events constitute “cause”:

•	the director has been convicted, or is granted immunity to testify where another has been convicted, of a felony;

•

the director has been found by a court or by the affirmative vote of a majority of the total number of authorized directors (whether or not any vacancies exist) to be grossly negligent or guilty of willful misconduct in the performance of duties to us;

•	the director is adjudicated mentally incompetent; or

•

the director has been found by a court or by the affirmative vote of a majority of the total number of authorized directors (whether or not any vacancies exist) to have breached his duty of loyalty to us or our shareholders or to have engaged in a transaction with us from which the director derived an improper personal benefit.

Texas Anti-Takeover Law

We are subject to Subchapter M (the “Business Combination Law”) of the Texas Business Organizations Code. In general, the Business Combination Law prevents an “affiliated shareholder” or its affiliates or associates from entering into or engaging in a “business combination” with an “issuing public corporation” during the three-year period immediately following the affiliated shareholder’s acquisition of shares unless:

•

before the date the person became an affiliated shareholder, the board of directors of the issuing public corporation approved the business combination or the acquisition of shares made by the affiliated shareholder; or

•

not less than six months after the date the person became an affiliated shareholder, the business combination is approved by the affirmative vote of holders of at least two-thirds of the issuing public corporation’s outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates.

For the purposes of the Business Combination Law, an “affiliated shareholder” is defined generally as a person who is or was within the preceding three-year period the beneficial owner of 20% or more of a corporation’s outstanding voting shares. A “business combination” is defined generally to include:

•	mergers or share exchanges;

•

dispositions of assets having an aggregate value equal to 10% or more of the market value of the assets or of the outstanding common stock representing 10% or more of the earning power or net income of the corporation;

•	certain issuances or transactions by the corporation that would increase the affiliated shareholder’s number of shares of the corporation;

•	certain liquidations or dissolutions; and

•	the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder of the corporation.

An “issuing public corporation” is defined generally as a Texas corporation with 100 or more shareholders, any voting shares registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any voting shares qualified for trading in a national market system.

The Business Combination Law does not apply to a business combination of an issuing public corporation that elects not to be governed thereby through either its original articles of incorporation or bylaws or by an amendment thereof. Our articles of incorporation and bylaws do not so provide, nor do we currently intend to make any such amendments.

The Business Combination Law may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our board. This may deprive our shareholders of opportunities to sell shares of our common stock at a premium to the prevailing market price.

In discharging the duties of a director under Texas law, a director, in considering the best interests of the Company, may consider the long-term as well as the short-term interests of the Company and our shareholders, including the possibility that those interests may be best served by our continued independence.

Limitation of Director Liability and Indemnification Arrangements

Our articles of incorporation contain a provision that limits the liability of our directors as permitted by the Texas Business Organizations Code. The provision eliminates the personal liability of a director to us and our shareholders for monetary damages for an act or omission in the director’s capacity as a director. The provision does not change the liability of a director for breach of his duty of loyalty to us or to our shareholders, for an act or omission not in good faith that involves intentional misconduct or a knowing violation of law, for an act or omission for which the liability of a director is expressly provided for by an applicable statute, or in respect of any transaction from which a director received an improper personal benefit. Pursuant to our articles of incorporation, the liability of directors will be further limited or eliminated without action by shareholders if Texas law is amended to further limit or eliminate the personal liability of directors.

Our bylaws provide for the indemnification of our officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Organizations Code. We have also entered into indemnification agreements with each of our directors and some of our officers that contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. In addition, we have purchased directors’ and officers’ liability insurance policies for our directors and officers in the future. Our bylaws and these agreements with directors and officers provide for indemnification for amounts:

•	in respect of the deductibles for these insurance policies;

•	that exceed the liability limits of our insurance policies; and

•

that are available, were available or become available to us or are generally available to companies comparable to us but which our officers or directors determine is inadvisable for us to purchase, given the cost.

Such indemnification may be made even though our directors and officers would not otherwise be entitled to indemnification under other provisions of our bylaws or these agreements.

4